UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway
Suite 2600
St. Louis, MO 63102
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	FELP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.
As previously disclosed, on October 23, 2019, Foresight Energy LLC and Foresight Energy Finance Corporation (wholly owned subsidiaries of Foresight Energy LP (the “Partnership”)) (together, the “Issuers”) sought the consent of the holders (the “Holders”) of the Issuers’ 11.50% Second Lien Senior Secured Notes due 2023 (the “Notes”) to amend (such amendments, the “Amendments”) the indenture governing the Notes (as amended, supplemented or otherwise modified from time to time, the “Indenture”) and sought the consent of the Holders to waive (such waiver, the “ Waivers”) certain Defaults or Events of Defaults arising under the Indenture, in each case, as more fully described below.

As of October 30, 2019, the Issuers have received consents to the Amendments from Holders of at least a majority in aggregate principal amount of the outstanding Notes not owned by the Issuers or their affiliates. As a result, on October 30, 2019, the Issuers, the guarantors party thereto and Wilmington Trust, National Association, the trustee (the “Trustee”) for the Notes, entered into a supplemental indenture (the “Supplemental Indenture”) providing for the Amendments to the Indenture.

The Amendments (i) amend Section 6.01(b) of the Indenture to extend the grace period for payment of interest due on the Notes from 30 days to 90 days and (ii) amend Section 4.03(d) of the Indenture to exclude the fiscal period ended September 30, 2019 from the requirement that the Issuers hold a publicly accessible conference call to discuss the Issuers’ financial information for the relevant fiscal period.

Holders of at least a majority in aggregate principal amount of the outstanding Notes not owned by the Issuers or their affiliates also delivered Waivers that waived any Default or Event of Default, including under Section 6.01(b) of the Indenture, arising as a result of the Issuers’ failure to make the interest payment that was due to be paid by the Issuers on October 1, 2019.

The Partnership continues to engage in discussions with its creditor constituencies and explore potential restructuring alternatives.

The foregoing descriptions of the Amendments, the Supplemental Indenture and the Indenture are qualified in their entirety by reference to the full text of the Supplemental Indenture and the Indenture, each of which is incorporated herein by reference to Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, respectively.

Item 3.03          Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Current Report on Form 8-K, and certain oral statements made by our representatives from time to time, may constitute “forward-looking statements.” The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Forward-looking statements also include statements about our liquidity, our capital structure and expected results of operations.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate.

We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s: (i) Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 27, 2019 and (ii) subsequently filed Quarterly Reports on Form 10-Q.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1
First Supplemental Indenture, dated as of October 30, 2019 (to the Indenture dated as of March 28, 2017), by and among Foresight Energy LLC, Foresight Energy Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2
Indenture, dated as of March 28, 2017, by and among Foresight Energy LLC, Foresight Energy Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to FELP’s Current Report on Form 8-K, filed with the SEC on April 3, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2019	FORESIGHT ENERGY LP

	By:	Foresight Energy GP LLC, its general partner

	By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer